SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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SM & A

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4695 MacArthur Court,
Eighth Floor
Newport Beach, California 92660

Notice of Annual Meeting of Shareholders

          NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of SM&A a California corporation (hereinafter, the “Company”), will be held on Tuesday, June 8, 2004 at 10:00 AM local time, at the Sutton Place Hotel, 4500 MacArthur Blvd, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

     Item 1. Election of eight (8) Directors to serve until the next Annual Meeting of Shareholders.

     Item 2. Amendment to the Company’s Amended and Restated Employee Stock Purchase Plan.

     Item 3. Ratification of Independent Auditors.

     Item 4. Shareholder Proposals.

     Item 5. Other business as may properly come before the meeting.

          The Board of Directors has fixed the close of business on April 9, 2004 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

          It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

1.	Electronically on the Internet (if instructions for this method are included on your proxy card), OR

2.	By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage-paid envelope that is provided.

          Accompanying this Notice are a Proxy Statement and Proxy.

By Order of the Board of Directors,

/s/ Cathy L. Wood
Cathy L. Wood, Corporate Secretary

Newport Beach, California
April 29, 2004

4695 MacArthur Court,
Eighth Floor
Newport Beach, California 92660

Proxy Statement

in connection with the

Annual Meeting of Shareholders

on

June 8, 2004

INTRODUCTION

          This Proxy Statement is furnished to the shareholders of SM&A, a California corporation (the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby will be presented at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at 10:00 AM local time on Tuesday, June 8, 2004, at the Sutton Place Hotel, 4500 MacArthur Blvd, Newport Beach, California 92660. This Proxy Statement, the accompanying form of proxy, and the Company’s Annual Report for fiscal year ending December 31, 2003, are being furnished to shareholders beginning on or about May 7, 2004.

Shareholders Entitled to Vote

          Only holders of record of the Company’s Common Stock (the “Common Stock”) at the close of business on April 9, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments and postponements thereof. As of the Record Date, a total of 20,504,541 shares of the Company’s Common Stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on April 9, 2004 is required for a quorum with respect to the matters on which action is to be taken at the meeting. Each such shareholder is entitled to one (1) vote for each share of Common Stock registered in their name and may vote such shares either in person or by proxy.

Voting of Proxies

          Your vote is important. A form of proxy is enclosed for your use. Whether or not you expect to attend in person, we urge you to vote your shares via the Internet or by signing, dating, and returning the enclosed proxy card at your earliest convenience. Promptly voting your shares will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to vote your shares by mail. Please be aware that, if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

          Unless otherwise directed, all proxies will be voted FOR the election of each of the individuals nominated to serve as a director, FOR approval of the amendment to the Company’s Amended and Restated Employee Stock Purchase Plan, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Auditors. The votes of shareholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. The nominees for directors of the Company who receive the greatest number of votes cast by shareholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be elected directors of the Company. The other proposals will be approved if the affirmative votes exceed the votes cast against. For purposes of determining a quorum, abstentions and broker “non-votes’ are counted as represented. A “non-vote’ occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the outcome of the voting.

Revocation of Proxy

          A proxy given may be revoked at any time before it is exercised by filing with the Corporate Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any shareholder present at the Annual Meeting who has given a proxy may withdraw it and vote his or her shares in person if such shareholder so desires.

Voting at the Annual Meeting

          The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy or letter from the holder of record confirming your ownership of shares in order to be able to vote in person at the Annual Meeting.

MATTERS TO BE VOTED ON

ITEM 1. ELECTION OF DIRECTORS

          Eight directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders in 2005, or until their successors are elected and qualified.

          If for any reason a nominee should, prior to the Annual Meeting, become unavailable to serve as a director due to an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

          Proxies, if not revoked, will be voted in favor of the Board’s nominees for the Board of Directors at the Annual Meeting, unless the shareholder specifies otherwise.

          The names of the director nominees, their ages as of the date of the Annual Meeting, the year each first became a director, their principal occupations during at least the past five years, other directorships held by each as of the date hereof, and certain other biographical information are set forth on the following pages.

     Information Regarding Director Not Standing for Re-Election

     Set forth below is certain information concerning Mr. Wade Olson, who will not stand for re-election at the Annual Meeting:

          Mr. Olson, age 45, was appointed as director of the Company in April 2002 and served through April 2004 as Chairman of the Company’s Compensation Committee. Mr. Olson will continue his service with the Board until the Annual Meeting. The Board expresses its utmost appreciation to Mr. Olson for his dedicated service to the Company and its shareholders.

     Director Nominees

     The following are brief biographies of each director nominee for election to the Company’s Board of Directors.

WILLIAM C. BOWES
Age 62

          Mr. Bowes was duly elected as a director of the Company by the other members of the Board on April 15, 2004. Mr. Bowes currently serves on the Company’s Governance & Nominating Committee. Mr. Bowes is a retired Vice Admiral and an experienced industry executive. As Vice Admiral, he served as Commander of the Naval Air Systems Command, Principal Deputy Assistant Secretary of the Navy for Research, Development and Acquisition (RDA), and Acting Assistant Secretary of the Navy for RDA. In 1996, following his retirement from active duty, Mr. Bowes joined Hughes Electronics as corporate vice president and deputy general manager of Hughes Aircraft Company’s Sensors and Communications Systems Segment. Shortly after Raytheon acquired Hughes, he joined Litton Industries where he held positions as vice president for Corporate Strategic Planning and vice president of Programs Management at Litton’s Integrated Systems Division. After Northrop Grumman acquired Litton, Mr. Bowes was assigned to lead one of three business units in the newly created Navigation Systems Division of Northrop. Mr. Bowes is a highly experienced program manager and during his career he managed the F-14 Aircraft, Phoenix Missile, Tomahawk Cruise Missile, and GE F-110 Engine, Infrared Search and Track Systems programs. As a corporate executive in the aerospace industry, he has been involved with the development and manufacture of numerous avionics and software systems. Mr. Bowes holds a Bachelors degree in Chemical Engineering from the University of Idaho and a Masters degree in Systems Acquisition Management from the Naval Postgraduate School. He has completed financial management, corporate planning and director courses at Harvard, Wharton, the University of Chicago, and the Anderson School of Business at the University of California, Los Angeles. Mr. Bowes currently serves on the board of directors of Innovative Solutions and Support, the board of visitors for the Software Engineering Institute at Carnegie Mellon University, and is a Fellow for the Society of Experimental Test Pilots.

J. CHRISTOPHER LEWIS
Age 48
Director Since September 1996

          Mr. Lewis currently serves on the Company’s Compensation Committee and Governance & Nominating Committee. Mr. Lewis has been a general partner of Riordan, Lewis & Haden, equity investors in Southern California-based enterprises, since 1981. Mr. Lewis has been involved in all aspects of private equity investing, including growth financings, acquisitions, and corporate advisory activities. Mr. Lewis also serves as a director of Tetra Tech, Inc., a publicly held company, and several private companies. Mr. Lewis graduated magna cum laude from the University of Southern California, where he earned a Bachelor of Science in Business Administration and Finance and subsequently received a Masters of Business Administration.

STEVEN S. MYERS
Age 57
Director Since September 1982

          Mr. Myers has served as the Company’s Chief Executive Officer and Chairman of the Board for most of the Company’s existence. Before taking the Company public in January 1998, Mr. Myers managed some of the largest proposals created by the aerospace industry, supporting the nation’s most crucial space and defense programs of the time. Under his leadership the Company has become the world’s leading provider of competition management services. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management and technical positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a Bachelor of Science degree in Mathematics from Stanford University in California.

ALBERT S. NAGY
Age 58
Director Since June 2000

          Mr. Nagy currently serves on the Company’s Compensation Committee. Mr. Nagy has served as Chief Executive Officer of The Nagy Group since 1991. Mr. Nagy also serves as a director on the Supervisory Board of Thyssen Krupp Elevator (“TKE”), a publicly held company. TKE is the third largest elevator company in the world. Mr. Nagy is also a member of the board of directors of several private companies. Mr. Nagy holds a Bachelors degree in Political Science from Denison University and a Masters degree in International Relations from Claremont Graduate School.

LUTHER J. NUSSBAUM
Age 57
Director Since June 2000

          Mr. Nussbaum currently serves on the Company’s Audit Committee. Since April 1999, Mr. Nussbaum has served as Chairman of First Consulting Group, Inc., (‘FCG”) and Chief Executive Officer of FCG since October 1998. FCG is an information technology services firm that provides consulting, systems integration and outsourcing to the healthcare and life sciences industries. From 1995 to 1998, Mr. Nussbaum served as Executive Vice President and member of the office of the president of FCG. From 1993 to 1995, Mr. Nussbaum was the President of Nussbaum & Associates, a strategic and information consulting firm. Mr. Nussbaum received a Bachelors degree in Economics and Business Administration from Rhodes College and a Masters degree in Business Administration from Stanford University.

JOHN P. STENBIT
Age 63

          Mr. Stenbit was duly elected as a director of the Company by the other members of the Board on April 15, 2004. Mr. Stenbit currently serves on the Company’s Governance & Nominating Committee. Mr. Stenbit has had distinguished careers in both the private and public sectors, including participation as a member of Secretary Rumsfeld’s staff in conjunction with the transformation of the entire Department of Defense during both of his terms of service. In his most recent position, Mr. Stenbit served as the Assistant Secretary of Defense Networks and Information Integration (NII), previously known as Command, Control, Communications, and Intelligence (C3I), at the Pentagon. He has served in several high profile positions for TRW, Inc., most recently in Fairfax, Virginia, where he was responsible for providing systems integration solutions to the government as an executive vice president and member of the Management Committee of TRW. Mr. Stenbit has chaired advisory committees for the Director of the Central Intelligence Agency and the Administrator of the Federal Aviation Administration, as well as serving as a member of advisory committees on information security, strategic systems, telecommunications, submarines, and future warfare defense communications. Mr. Stenbit holds a Bachelors degree in Engineering and Masters degree in Electrical Engineering from the California Institute of Technology in Pasadena, California, and attended the Technische Hogeschool in The Netherlands. Mr. Stenbit was a Fulbright Fellow, an Aerospace Corporation Fellow, and a member of the National Academy of Engineering. He is presently a member of Tau Beta Pi, and a recipient of Secretary of Defense Medals for both Distinguished and Outstanding Public Service.

ROBERT J. UNTRACHT
Age 54
Director Since April 2002

          Mr. Untracht currently serves on the Company’s Audit Committee and Compensation Committee. Mr. Untracht is a private investor and formerly served as Associate Professor of Accounting at the New York Institute of Technology in Old Westbury, New York. Earlier in his career, he taught accounting classes at the University of California, Los Angeles. Mr. Untracht held positions with Ernst & Young LLP from 1981 through 1998 ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services. From 1974 to 1981, while at Deloitte & Touche LLP, Mr. Untracht was responsible for conducting audits of aerospace, defense and manufacturing industry clients. Mr. Untracht holds a Bachelors degree in Computer Technology from the New York Institute of Technology, a Masters degree in Finance and Accounting from the State University of New York, and a Juris Doctorate degree from Southwestern University School of Law. Mr. Untracht has been a CPA and is admitted to the State Bar of California.

JOHN R. WOODHULL
Age 70
Director Since June 2001

          Mr. Woodhull currently serves on the Company’s Audit Committee. Mr. Woodhull served from 1969 to 1997 as director, Chairman, President and Chief Executive Officer of Logicon, Inc., a NYSE listed company. Logicon, an information technology company, was acquired by Northrop-Grumman in August, 1997 and Mr. Woodhull continued as President through December, 1998. Mr. Woodhull currently serves on the board of directors of FirstFed Financial Corporation and the Los Angeles Metropolitan YMCA. Mr. Woodhull holds a Bachelors degree in Engineering Physics and an Masters degree in Applied Mathematics from the University of Colorado at Boulder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS
VOTE “FOR”
THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

ITEM 2.	APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

          The Board of Directors adopted the Company’s employee stock purchase plan (“ESPP”) in 1999. The ESPP was adopted by the Board to (i) give eligible employees of the Company and its subsidiaries the opportunity to purchase stock in the Company at a discount from the fair market value price, and (ii) attract and retain employees. The ESPP permits participants to purchase shares of the Company’s Common Stock directly from the Company by authorizing payroll withholdings over a predetermined period (each, an “Offering Period”), and purchase such shares at the end of each Offering Period with the payroll amounts withheld. Such purchase rights are granted solely to eligible employees of the Company and its subsidiaries. The ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. As of the date of this proxy statement, there are approximately 181,729 shares remaining in the ESPP.

          Since the adoption of the ESPP, the Company has offered a 15 percent discount on the purchase of shares of the Company’s Common Stock through this program. Recent accounting rule changes now require that any discount in excess of five percent be treated as an expense, which would likely negatively impact the Company’s earnings, and consequently, shareholder value.

          The changes in accounting rules leave the Company with two options: (1) reduce the discount factor to five percent or less; or (2) eliminate the discount factor in its entirety. In the spirit of honoring the Company’s commitment to its employees, the Board of Directors has elected to reduce the discount factor to five percent for purchases of stock under the ESPP made on or after April 1, 2004, subject to shareholder approval.

          No other amendments to the ESPP are proposed for shareholder approval.

          The approval of a majority of the shares of Common Stock is required to approve the proposed amendment to the ESPP.

          Proxies, if not revoked, will be voted in favor of the approval of the amendment of the ESPP at the Annual Meeting unless the shareholder specifies otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS
VOTE “FOR”
APPROVAL OF THIS AMENDMENT.

ITEM 3. RATIFICATION OF INDEPENDENT AUDITORS

          The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent auditors to audit the financial statements of the Company for the fiscal year 2004, subject to ratification by the shareholders. If the shareholders do not approve the selection of Ernst & Young LLP, the selection of other independent auditors will be considered by the Audit Committee. Ernst & Young LLP have been the independent auditors for the Company since April 2001.

     Independent Auditor Fees

     The aggregate fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2003 and 2002 by Ernst & Young LLP were:

	2003	2002
Audit Fees(a)	$171,000	$155,000
Audit-Related Fees(b)	$7,699	$38,349
Tax Fees(c)	$177,893	$514,591
All Other Fees(d)	$0	$8,682

(a)	Audit fees principally include the annual audit of the consolidated financial statements, SEC registration statements and other filings, and consultation on accounting matters.

(b)	Audit-related fees principally include employee benefit plan audits, internal control reviews and assistance.

(c)	Tax fees principally include statutory tax compliance and tax advisory services related to state and local tax services and other matters.

(d)	Services provided other than the services reported in (a) through (c) of this section.

          The Company did not pay any fees to Ernst & Young LLP during the last two fiscal years for financial system design and implementation.

Work Performed by Independent Auditors

          Ernst & Young LLP’s services rendered in performing the Company’s audit for fiscal year 2003 and 2002 were performed by full-time, permanent employees and partners of Ernst & Young LLP.

Audit Committee Approval of Audit and Non-Audit Services

          The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by the Company’s independent auditors. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination of whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure such services are within the parameters approved.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to questions.

     Proxies, if not revoked, will be voted in favor of ratifying Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004 unless the shareholder specifies otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS
VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT AUDITORS.

ITEM 4. SHAREHOLDER PROPOSALS

There were no shareholder proposals submitted to the Company’s Corporate Secretary by the published deadline of January 20, 2004.

ITEM 5. OTHER BUSINESS

The Company knows of no other business that will be considered for action at the Annual Meeting.

CORPORATE GOVERNANCE

          The Board of Directors continues to implement governance practices that will be followed by the Company in order to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. These practices are also intended to align the interest of directors and management with those of the Company’s shareholders.

Board Member Attendance

          The Board of Directors held six meetings during the fiscal year ended December 31, 2003, and has held two meetings since the end of such fiscal year. All of the incumbent directors attended in excess of 75 percent of the total number of meetings of the Board.

          Following most of the regularly scheduled Board meetings in 2003, executive sessions were conducted in which directors in attendance participated. The Company is complying with the National Association of Securities Dealers’ (the “NASD’s”) newly implemented rules which require that only independent directors be present for at least two executive sessions. There are three meetings of the Board scheduled for the remainder of fiscal year 2004.

          The Company expects all incumbent directors to attend Annual Meetings. The Company generally holds a board meeting coincident with the Annual Meeting to minimize travel obligations and facilitate director attendance at the Annual Meeting. Six of the Company’s directors then in office attended the Company’s 2003 Annual Meeting.

Committees of the Board of Directors

          Below is a description of each Committee of the Board of Directors.

          Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the Independent Auditor engaged to prepare or issue an audit report on the financial statements of the Company and such other duties as directed by the Board. The Committee’s role includes discussing with management the Company’s processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee also approves, subject to shareholder approval, the appointment and replacement of the Independent Auditor and is directly responsible for oversight and pre-approval of all audit and non-audit services provided by the Independent Auditor. For the fiscal year ended December 31, 2003 and the current fiscal year, the Committee consists of Mr. Untracht (as Chairman), Mr. Nussbaum and Mr. Woodhull, each of whom is an independent director (as defined in Rule 4200(a)(15) of the NASD’s marketplace rules) and satisfies the audit committee independence and financial literacy requirements of Nasdaq. The Board has determined that Mr. Untracht satisfied the requirements for an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission. The Committee held five meetings during the fiscal year ended December 31, 2003, and has held two meetings since the end of such fiscal year, each of which were attended by all members of the Committee. The Committee’s formal written charter is included as Exhibit A to this proxy statement.

          Compensation Committee. The Compensation Committee provides guidance and periodic monitoring for all corporate compensation, employee benefit, and employee equity programs. The compensation of the Company’s CEO and other senior executive officers is determined or recommended to the Board by the Committee. For the fiscal year ended December 31, 2003, the Committee consisted of Mr. Olson (as Chairman), Mr. Lewis and Mr. Woodhull. Two of the directors of the Committee were independent (see “Information Regarding Director Not Standing for Re-Election” and “Certain Relationships and Related Transactions”). The Committee currently consists of Mr. Lewis (as Chairman), Mr. Untracht and Mr. Nagy. None of the members of the Compensation Committee were, at any time during fiscal 2003 or at any other time, an officer or employee of the Company. During the fiscal year ended December 31, 2003, the Committee held two meetings each of which were attended by all members of the Committee. The Committee operates under a formal written charter which is included as Exhibit B to this proxy statement.

          Governance & Nominating Committee. The Governance & Nominating Committee was established in January 2004. The Committee’s role is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review, evaluate and recommend changes to the Company’s corporate governance practices. The director nominees are selected or recommended for Board selection by a majority of the independent directors. At the time of the Committee’s formation, the Committee was composed of Mr. Nagy (as Chairman), Mr. Lewis and Mr. Nussbaum. Two of the directors of the Committee were independent (see “Certain Relationships and Related Transactions”). The Committee currently consists of Mr. Bowes (as Chairman), Mr. Lewis and Mr. Stenbit, all of whom are independent directors. The Committee has held three meetings since its formation. All Committee members attended in excess of 75 percent of these meetings. The Committee’s formal written charter is included as Exhibit C to this proxy statement and is available through the Company’s website at www.smawins.com.

Director Nominee Criteria and Process

          The Board of Directors is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Governance & Nominating Committee. The Governance & Nominating Committee believes that the criteria for director nominees should include ensuring effective corporate governance, supporting the Company’s strategies, reflecting highest personal and professional integrity, possessing sound judgment, free from conflicts of interest, having adequate time to devote to Board responsibilities, supporting the successful recruitment of qualified candidates for the Board and representing the best interest of all the Company’s shareholders.

          The Committee may receive recommendations for Board candidates from various sources, including the Company’s directors, management and shareholders. Shareholder proposals for nominations to the Board should be submitted to the Governance & Nominating Committee in care of the Corporate Secretary of the Company at its principal executive office at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660. To be considered by the Board for nomination at the next succeeding Annual Meeting, nominations must be delivered to the Corporate Secretary no later than January 20, 2005 (see “Submission of Shareholder Proposals for the 2005 Proxy Statement”).

          The Corporate Secretary’s office, at the request of the Committee, researches the qualifications of recommended candidates and reports its findings to the Chairman of the Committee.

          When a vacancy occurs on the Board, the Committee recommends to the Board a nominee to fill the vacancy. As provided in the Company’s By-Laws, the Board elects a new director when a vacancy occurs between Annual Meetings.

Retention of Independent Advisors

          Each of the Audit, Compensation, and Governance & Nominating Committees has the authority to retain independent advisors, legal counsel or other experts or consultants it deems appropriate to carry out its responsibilities, with all fees and expenses paid by the Company.

Director Independence

          A majority of the members of the Company’s Board are also independent, non-employee directors which the Company believes helps ensure good corporate governance and strong internal controls. The independent directors as of April 22, 2004 are: William C. Bowes, J. Christopher Lewis, Luther J. Nussbaum, John P. Stenbit, Robert J. Untracht, and John R. Woodhull.

          The following is a list of those director nominees who are employees of the Company or are otherwise not considered independent under the corporate governance standards currently adopted by Nasdaq, along with a brief description of their relationship to the Company. See “Certain Relationships and Related Transactions” for more information.

          Steven S. Myers is an employee of the Company, Chairman of the Board and Chief Executive Officer. Mr. Myers does not participate in any action of the Board relating to any executive compensation plan in which he participates.

          Albert S. Nagy has served as Chairman of the Company’s Governance & Nominating Committee since January 2004. Mr. Nagy is the Chief Executive Officer of The Nagy Group. The Nagy Group maintains an active consulting agreement with the Company.

Director Compensation

          The Company may periodically award options to purchase the Company’s Common Stock to its directors under its Amended and Restated 1997 Stock Option Plan (the “Plan”). Options granted to non-employee directors of the Company under the Plan typically have a term not to exceed ten years and an exercise price in an amount equal to the fair market value of the Company’s Common Stock on the day of grant. As of April 22, 2004, options to purchase an aggregate of 930,000 shares of the Company’s Common Stock (of which 21,000 expired in January 2003) had been issued under the Plan to the Company’s current non-employee directors, at exercise prices ranging from $1.24 to $12.00 per share.

          The Company’s directors receive no cash compensation in consideration for their services as directors, except that they are eligible to receive reimbursement of any expenses incurred in attending Board and committee meetings.

Business Conduct and Ethics Code

          The Board of Directors adopted a Business Conduct and Ethics Code that applies to all of the Company’s directors, executive officers and employees, including the chief executive officer, chief financial officer, and the principal accounting officer and corporate controller. The policy is available on the Company’s website at www.smawins.com. Shareholders may also contact the Company’s Investor Relations Director, SM&A, 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660 or call (949) 975-1550 ext. 276 to obtain a copy of the policy without charge. The policy is included as Exhibit D to this proxy statement.

Whistleblower Procedures

          The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential and anonymous submission by the Company’s employees and its shareholders, of concerns regarding questionable accounting or auditing matters. These procedures are described in the Business Conduct and Ethics Code.

Shareholder Communication with Board of Directors

          Although the Company has not to date developed formal processes other than as described in the Company’s Business Conduct and Ethics Code, by which shareholders may communicate directly to directors, it believes that the informal process, in which shareholder communications are received by the Corporate Secretary for the Board’s attention, and forwarded to the Board, has served the Board’s and the shareholders’ needs. In view of the disclosure requirements relating to this issue recently adopted by the Securities and Exchange Commission, the Board may consider developing and implementing more specific procedures. Until any other procedures are developed and posted on the company’s corporate website, shareholders may send written correspondence to the Board in the care of the Corporate Secretary:

SM&A
4695 MacArthur Court, 8th Floor
Newport Beach, CA 92660
Attn: Corporate Secretary

Executive Loans

          The Company does not extend loans to executive officers or directors and has no such loans outstanding.

SECURITY OWNERSHIP

Principal Holders

          As of April 22, 2004, the only persons known by the Company to be beneficial owners of more than five percent of the Company’s Common Stock are noted below.

          As of April 22, 2004, the Company had issued and outstanding 20,524,858 shares of Common Stock.

	Amount of	Percentage
	Nature of	of Common
	Beneficial	Stock
Name and Address of Beneficial Owner	Ownership	Owned
Steven S. Myers(1)	4,971,614	24.22%
Trustee of the Steven Myers Revocable Trust, dated December 1, 2000
Wasatch Advisors, Inc(2)	2,028,569	9.88%
Paula K. Mathis(3)	1,396,838	6.81%
Trustee of the Paula K. Mathis Trust, dated November 17, 2000

Footnotes to Principal Holders:

(1)	Includes (i) 1,396,838 shares held directly by the Paula K. Mathis Revocable Trust over which Mr. Myers holds sole voting power for as long as Mr. Myers is an officer, executive, and/or director and is involved in the daily operations of the Company. Additionally, pursuant to the terms of the marital settlement agreement, Ms. Mathis may sell 50,000 shares per quarter for the period October 1, 2000 through September 30, 2005. On or after October 1, 2005, Ms. Mathis has the absolute right to sell any or all of her shares as she deems advisable. (ii) 11,667 shares owned beneficially and of record by Melissa Myers, Mr. Myers’ daughter. Melissa Myers is economically dependent on Mr. Myers and, as a result, Mr. Myers holds an indirect beneficial ownership interest in such shares. Mailing address is c/o SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

(2)	Based on information contained in Schedule 13G filed with the SEC on January 9, 2004. Mailing address is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(3)	Mr. Myers holds the right to vote the indicated shares directly pursuant to the terms of a marital settlement agreement. The right of disposition of the indicated shares is held by Paula K. Mathis as trustee of the Paula K. Mathis Revocable Trust. (See Note 1 above.) Mailing address is c/o Steven S. Myers, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

Named Executive Officers and Directors

     As of April 22, 2004, Named Executive Officers and Directors of the Company beneficially owned shares of the Company’s Common Stock as stated below.

     As of April 22, 2004, all current Named Executive Officers and Directors as a group, consisting of thirteen (13) persons, beneficially owned 6,093,548 shares of the Company’s Common Stock, which amount represents 29.69% of the total outstanding shares of the Company’s Common Stock as of that date.

		Amount of
		Nature of		Percentage of
		Beneficial		Common
Name and Title of Beneficial Owner		Ownership		Stock Owned
Bennett C. Beaudry	President and Chief Operating Officer	129,375	(1)(2)	*	%
William C. Bowes	Director	–	(3)	–%
Robert E. Bunnett	Senior Vice President, Operations and Recruiting	15,610	(1)	*	%
Steve D. Handy	Vice President and Corporate Controller	–	(1)	–%
J. Christopher Lewis	Director	328,392	(1)	1.60%
Steven S. Myers	Chairman and Chief Executive Officer	4,971,614	(4)	24.22%
Albert S. Nagy	Director	218,900	(1)	1.07%
Luther J. Nussbaum	Director	75,000	(1)	*	%
Wade R. Olson	Director	50,000	(1)(5)	*	%
John P. Stenbit	Director	–	(6)	–
Robert J. Untracht	Director	50,000	(1)	*	%
	Executive Vice President,
Cathy L. Wood	Chief Financial Officer and Corporate Secretary	204,657	(1)	1.00%
John R. Woodhull	Director	50,000	(1)	*	%

*Less than 1%

Footnotes to Named Executive Officers and Directors:

(1)	Includes the following shares which could be acquired upon the exercise of stock options exercisable within 60 days of April 22, 2004:

Mr. Beaudry	109,375	Mr. Nussbaum	75,000
Mr. Bowes	-0-	Mr. Olson	50,000
Mr. Bunnett	7,625	Mr. Stenbit	-0-
Mr. Handy	-0-	Mr. Untracht	50,000
Mr. Lewis	52,000	Ms. Wood	120,300
Mr. Myers	-0-	Mr. Woodhull	50,000
Mr. Nagy	217,500

(2)	Mr. Beaudry was promoted to the position of President and Chief Operating Officer in June 2003.

(3)	Mr. Bowes was duly elected as a director of the Company by the other members of the Board on April 15, 2004 and currently has no beneficial ownership.

(4)	Includes (i) 1,396,838 shares held directly by the Paula K. Mathis Revocable Trust over which Mr. Myers holds sole voting power for as long as Mr. Myers is an officer, executive, and/or director and is involved in the daily operations of the Company. Additionally, pursuant to the terms of the marital settlement agreement, Ms. Mathis may sell 50,000 shares per quarter for the period October 1, 2000 through September 30, 2005. On or after October 1, 2005, Ms. Mathis has the absolute right to sell any or all of her shares as she deems advisable. (ii) 11,667 shares owned beneficially and of record by Melissa Myers, Mr. Myers’ daughter. Melissa Myers is economically dependent on Mr. Myers and, as a result, Mr. Myers holds an indirect beneficial ownership interest in such shares.

(5)	Mr. Olson’s vested stock options will expire ninety (90) days from his effective retirement date from the Board of Directors.

(6)	Mr. Stenbit was duly elected as a director of the Company by the other members of the Board on April 15, 2004 and has no beneficial ownership.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

     During the fiscal year ended December 31, 2003, the Committee was composed of a majority of independent directors. The Board designates the members and the Chairman of the Committee. The Committee oversees the general compensation plan of the Company, sets the specific compensation of the Company’s chief executive officer, the chief financial officer, the chief operating officer, and the vice president, corporate controller (the “Senior Executives”), reviews the chief executive officer’s annual compensation plan for levels other than the Senior Executives, and oversees the Company’s stock incentive plans. The Committee also oversees the development processes for Senior Executives and future Senior Executive candidates.

     In determining Senior Executive compensation, the Committee employs compensation goals designed to align compensation with the Company’s overall business strategy, values, management initiatives and performance. These goals are intended to: (i) attract and retain key Senior Executives whose abilities are considered essential to the long-term success and competitiveness of the Company; (ii) support a performance oriented environment that rewards achievement of internal Company goals and recognizes Company performance compared to the performance of similar situated companies; and (iii) motivate key Senior Executives for long-term strategic management and the enhancement of shareholder value through stock option awards.

     The Company’s Senior Executive compensation package is comprised of three components: base salary, incentive bonuses and stock options.

     Base salaries are the fixed component of the Senior Executive officers’ compensation package. For fiscal year 2003, the Committee approved the base salaries of the Senior Executives based on (i) salaries paid to Senior Executive officers with comparable responsibilities and employed by companies with comparable businesses, (ii) performance of the Company in fiscal 2002, and (iii) individual performance in fiscal 2002. The Committee reviews Senior Executives’ salaries annually and exercises its judgment based on all of the factors described above in making its decisions. No specific formula is applied to determine the weight of each criteria. In addition, the Company developed an incentive bonus program appropriately based upon business performance.

     A portion of the compensation of Senior Executive’s may from time to time consist of the award of stock options based primarily on the executive’s ability to influence the Company’s long-term growth and profitability. Stock options are granted under the Company’s Amended and Restated Stock Option Plan at the fair market value price of the Company’s Common Stock on the day of grant. The Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with shareholder value and motivate Senior Executive officers to improve long-term stock market performance. Eligible Senior Executives may also participate in the Company’s Amended and Restated Employee Stock Purchase Plan.

     The Company’s compensation program described above closely links pay with performance and the creation of shareholder value. The Committee believes that the program has been and will continue to be successful in supporting the Company’s financial, growth and other business objections.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended December 31, 2003, the members of the Compensation Committee were J. Christopher Lewis, Wade R. Olson and John R. Woodhull, two of whom were independent directors of the Company. Mr. Olson received professional services income from the Company. (See “Information Regarding Director Not Standing for Re-Election and Certain Relationships and Related Transactions”.) None of the members of the Compensation Committee was, at any time during fiscal year 2003 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or Board members of such other entities.

The Compensation Committee:
Wade R. Olson, Chairman
J. Christopher Lewis
John R. Woodhull

Named Executive Officers of the Company

     Set forth below is certain information with respect to the Company’s current Named Executive Officers.

     Steven S. Myers, age 57, has served as the Company’s Chief Executive Officer and Chairman of the Board for most of the Company’s existence. Before taking the Company public in January 1998, Mr. Myers managed some of the largest proposals created by the aerospace industry supporting the nations most crucial space and defense programs of the time. Under his leadership the Company has become the world’s leading provider of competition management services. Prior to forming the Company, Mr. Myers was Vice President of Marketing for Loral Data Systems and held several other key management and technical positions with Ball Aerospace Systems Division, Fairchild Space and Electronics Company, and Watkins-Johnson Company. Mr. Myers holds a Bachelor of Science degree in Mathematics from Stanford University in California.

     Cathy L. Wood, age 56, currently serves as Executive Vice President, Chief Financial Officer and Corporate Secretary. Ms. Wood became an officer of the Company in November 2001. Ms. Wood is also the President of Financial Management Partners, a consulting firm that specializes in financial consulting. Prior to entering into her Employment Agreement with the Company in 2001, Ms. Wood provided services to the Company in her capacity as the President of Financial Management Partners. From August, 1997 to December, 1999, Ms. Wood served as Executive Vice President, Chief Financial Officer and Secretary for PIA Merchandising, Inc. Ms. Wood served as Vice President and Chief Financial Officer of Giant Group, Ltd., a NYSE listed company specializing in acquisitions, from 1995 to 1997. Ms. Wood has also served in various capacities at Wherehouse Entertainment, Inc., and served as a Vice President at Mellon Bank, N.A. Ms. Wood currently serves on the Board of Directors of Goodwill Industries, the Orange County Advisory Board of City National Bank, and the Advisory Board of the National Women’s Health Organization.

     Bennett C. Beaudry, age 47, has served as the Company’s President since June 2003 and as Chief Operating Officer since October 2002. Mr. Beaudry became a full-time employee of the Company in July 2000 as Vice President, Corporate Strategy and Business Development. Prior to joining the Company, Mr. Beaudry was a director with Motorola, leading a business unit. Mr. Beaudry was with Motorola for 15 years. Mr. Beaudry was on active duty with the U.S. Army until 1985. Mr. Beaudry is also Founder, President and Chief Executive Officer of B & C Beaudry, Inc., a privately-held Arizona company providing engineering consulting services. Mr. Beaudry holds a Master of Business Administration from Arizona State University. Mr. Beaudry also maintains a Bachelor of Sciences (concentration in Mechanical Engineering), from the United States Military Academy at West Point.

     Steve D. Handy, age 36, currently serves as Vice President, Corporate Controller. Mr. Handy became a full-time employee of the Company in December 2001 as Assistant Corporate Controller. Prior to joining the Company, Mr. Handy was Director of Finance for Transnational Computer Technology, Inc., where, among other functions, he implemented worldwide controls, policies and procedures. From 2000 to 2001, Mr. Handy was Corporate Controller of Futurelink Corporation where he directed all facets of the monthly internal financial reporting, including quarterly and annual SEC reporting. Previous to this Mr. Handy served as Senior Auditor, Business Advisory and Audit Services for Deloitte & Touche LLP. Mr. Handy planned and executed financial statement audits and reviews with emphasis on the high technology and healthcare markets. Mr. Handy is licensed through the State of California as a Certified Public Accountant. Mr. Handy holds a Bachelor of Science degree in Administration with an emphasis in accounting, from California State University, San Marcos in California.

     Robert E. Bunnett, age 44, currently serves as Senior Vice President, Operations and Recruiting. Mr. Bunnett became a full-time employee of the Company in February 1995 as an Associate responsible for delivering high value consulting, proposal, and program services to the Company’s clients, including introducing SM&A QuickStartSM. Mr. Bunnett was subsequently promoted to vice president where he was responsible for key client accounts, including elements of Lockheed Martin, Northrop Grumman, Raytheon, General Dynamics, CSC, Motorola, and ITT. Prior to joining the Company, Mr. Bunnett was employed by McDonnell Douglas (now part of Boeing) from 1983 to 1995. He held such positions as Senior Manager of Advanced Product Development, Manager of Avionics Systems, and Manager of Advanced C3I Systems. Mr. Bunnett holds a Bachelor of Science degree in Electrical Engineering from Valparaiso University.

Table 1: Summary Named Executive Officer Compensation Table

     The following table sets forth information concerning compensation paid to the Company’s Chief Executive Officer and each of the four other executive officers of the Company who earned, or would have earned, salary and bonus in excess of $100,000 for services rendered to the Company for each of the fiscal years in the three-year period ended December 31, 2003 (the “Named Executive Officers”). Annual Compensation excludes perquisites and other personal benefits that, in the aggregate, do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

						Long Term
						Compensation
	Annual Compensation					Awards
						Securities
Name and Principal						Underlying	All Other
Position	Year	Salary		Bonus		Stock Options	Compensation
Steven S. Myers(1)	2003	$600,000		$400,000		—	$—
	2002	$600,000		$398,535	(2)	—	$—
	2001	$398,058		$472,500	(3)	—	$—

Cathy L. Wood(4)	2003	$365,000		$300,068	(5)	50,000	$—
	2002	$405,711	(6)	$151,350	(7)	50,000	$—
	2001	$311,715	(8)	$412,500	(9)	—	$—

Bennett C. Beaudry(10)	2003	$256,730		$300,067	(11)	50,000	$18,300	(12)
	2002	$274,117		$138,450	(13)	130,000	$—
	2001	$234,803		$36,000	(14)	30,000	$—

Steve D. Handy(15)	2003	$104,230		$42,000	(16)	25,000	$—
	2002	$91,191		$28,700	(17)	25,000	$—
	2001	$3,269	(18)	$3,000	(19)	—	$—

Robert E. Bunnett(20)	2003	$201,461		$41,000	(21)	—	$—
	2002	$201,000		$42,191	(22)	—	$—
	2001	$201,000		$58,140	(23)	50,000	$—

Footnotes to Table 1:

(1)	Chairman of the Board and Chief Executive Officer.

(2)	This includes a $97,435 bonus earned by Mr. Myers in fourth quarter ending December 31, 2002 and paid in 2003. In addition, this includes a 50,000 bonus earned by Mr. Myers in fourth quarter ending December 31, 2001 and paid in 2002.

(3)	This includes a $375,000 bonus earned by Mr. Myers in 2001 in connection with the sale of a subsidiary and paid in 2002.

Footnotes to Table 1: (continued)

(4)	Executive Vice President, Chief Financial Officer and Corporate Secretary.

(5)	This includes an $80,384 bonus earned in 2003 and paid in 2004.

(6)	This includes $49,134 in salary payments earned by Ms. Wood in 2001 and paid in 2002. Ms. Wood became a full-time employee of the Company on November 1, 2001 when she entered into a two-year Employment Agreement with the Company.

(7)	This includes a $32,900 bonus earned by Ms. Wood in fourth quarter ending December 31, 2001 and paid in 2002. In addition, this includes a $83,450 bonus earned in 2002 and paid in 2003.

(8)	This amount represents payments made to Ms. Wood pursuant to her consulting agreement with the Company for fiscal year 2001.

(9)	This includes a $365,000 bonus earned by Ms. Wood in 2001 in connection with the sale of a subsidiary and paid in 2002.

(10)	President and Chief Operating Officer. Mr. Beaudry was promoted to the position of President in June 2003.

(11)	This includes an $80,384 bonus earned in 2003 and paid in 2004.

(12)	Pursuant to the terms of Mr. Beaudry’s employment agreement, this represents monthly lease payments made directly to the landlord of the residence in Orange County, California occupied by Mr. Beaudry.

(13)	This includes a $45,000 bonus earned by Mr. Beaudry in fourth quarter ending December 31, 2002 and paid in 2003.

(14)	This includes a $19,000 bonus earned by Mr. Beaudry in fourth quarter ending December 31, 2001 and paid in 2002.

(15)	Vice President and Corporate Controller. Mr. Handy was promoted to Vice President in June 2003.

(16)	This includes a $10,000 bonus earned in 2003 and paid in 2004.

(17)	This includes a $3,000 bonus earned by Mr. Handy in the fourth quarter ending December 31, 2002 and paid in 2003.

(18)	Mr. Handy was hired as Assistant Controller in December 2001.

(19)	This amount represents a bonus earned by Mr. Handy in 2001 in connection with the sale of a subsidiary and paid in 2002.

(20)	Senior Vice President, Operations and Recruiting.

Footnotes to Table 1: (continued)

(21)	Includes a $10,000 bonus earned in 2003 and paid in 2004.

(22)	Includes a $10,000 bonus earned in 2002 and paid in 2003.

(23)	Includes a $27,294 bonus earned in 2001 and paid in 2002.

Table 2: Options Granted in Last Fiscal Year to Named Executive Officers

     The following table provides certain information concerning stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2003. This information includes hypothetical potential gains from stock options granted in the 2003 fiscal year. These hypothetical gains are based solely on assumed annual growth rates of 5% and 10% in the value of the Company’s Common Stock price over the five-year life of the stock options granted in 2003. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects.

					Potential Realizable Value At
					Assumed Annual Rates of
					Stock Price Appreciation for
Individual Grants					Option Term(2)
		Percent of
	Number of	Total Options
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options	In Fiscal	Base Price(1)	Expiration	5%	10%
Name	Granted	Year 2003	($/Sh)	Date	($)	($)
Bennett C. Beaudry	36,636 (3)	13.21	3.65	01/15/2013	84,097	213,117
	13,364 (3)	4.82	3.65	01/15/2013	30,677	77,741
Steve D. Handy	25,000	9.02	3.73	01/21/2013	58,644	148,616
Steven S. Myers	—	—	—	—	—	—
Cathy L. Wood	28,753 (3)	10.37	11.53	09/30/2013	208,492	528,361
	21,247 (3)	7.66	11.53	09/30/2013	154,065	390,432

Footnotes to Table 2:

(1)	The options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The exercise price may be paid by delivery of cash or with shares of SM&A Common Stock already owned, subject to certain conditions. As of April 22, 2004, the last sale price of the Company’s Common Stock as quoted on the Nasdaq National Stock Market was $8.73.

(2)	Pursuant to applicable regulations, these amounts represent certain assumed rates of appreciation only. Actual gain, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3)	The indicated options shall become exercisable in sixteen equal quarterly installments, commencing on the three-month anniversary of the date of grant. Such stock options are in the form generally approved for grants to officers of the Company, provided, however, that such stock options shall vest in full upon the occurrence of a Change of Control as described in the respective employment agreements of Mr. Beaudry and Ms. Wood.

Table 3: Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values by Named Executive Officers

     The following table provides certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2003, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

					Value of Unexercised
	Shares		Number of Unexercised		In-the-Money
	Acquired		Options at		Options at
	on	Value	December 31, 2003		December 31, 2003(1)
Name	Exercise	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable
Bennett C. Beaudry	0	$0	75,000	140,000	$665,175	$1,196,650
Robert E. Bunnett	33,875	$274,518	27,250	21,875	$149,263	$230,562
Steve D. Handy	6,250	$32,625	0	43,750	$0	$370,812
Steven S. Myers	0	$0	0	0	$0	$0
Cathy L. Wood	60,000	$640,140	98,425	109,375	$946,059	$591,659

Footnotes to Table 3:

(1)	Calculated on the basis of $11.70, the closing price of the Company’s Common Stock on December 31, 2003, minus the exercise price of the option, multiplied by the number of shares subject to the option

Equity Compensation Plan Information

     The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans and arrangements as of December 31, 2003. The material terms of these plans are described in the notes to consolidated financial statements on Form 10-K for period ending December 31, 2003.

Number of
securities remaining
	Number of securities		available for future
	to be issued upon	Weighted-average	issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Shareholders

Amended & Restated
Stock Option Plan	1,891,142	$3.0961	1,205,744

Amended & Restated ESPP	1,096,222 (1)	N/A (2)	203,778

Equity Compensation Plans
Not Approved by
Shareholders
None	N/A	N/A	N/A

Footnotes to Equity Compensation Plan Information:

(1)	Includes 25,636 shares of the Company’s Common Stock distributed to plan participants on or about January 14, 2004, in connection with the December 31, 2003 Purchase Date under the Amended and Restated ESPP.

(2)	Under the Amended and Restated ESPP, the purchase price per share of Common Stock is 85% of the fair market value as determined in accordance with the plan and Section 423 of the Internal Revenue Code and applicable regulations thereunder. The Company proposes to decrease the purchase price per share to 95% of the fair market value.

Employment Agreements

     Steven S. Myers, Chief Executive Officer and Chairman of the Board.

     The Company and Mr. Myers have entered into an Employment Agreement, effective February 1, 2000, pursuant to which Mr. Myers is to serve as the Company’s Chief Executive Officer and Chairman of the Board. This agreement has been amended by an Amendment No. 1, dated December 29, 2000, an Amendment No. 2, dated April 12, 2002, an Amendment No. 3, dated January 30, 2003, and an Amendment No. 4, dated January 20, 2004. As amended, the agreement provides for a term ending June 30, 2006, an annual base salary of $600,000 and an annual incentive bonus in an amount equal to 3.25% of the Company’s earnings before interest, taxes, depreciation and amortization charges (“EBITDA”), calculated and paid quarterly, not to exceed $400,000 in any fiscal year. Mr. Myers and his dependents are entitled to receive reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and long-term care and disability insurance coverage. Mr. Myers may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Mr. Myers has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

     The Company may terminate the agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Mr. Myers may resign at any time on 30 days’ prior notice. If Mr. Myers is terminated without “Cause,” or if he resigns for “Good Reason” (as defined in the agreement), he will receive his base salary, health and welfare benefits and a car allowance for the shorter of twelve months or until the expiration of the term of the agreement, and he will receive the pro rata portion of any incentive bonus which has been earned through the date of his termination. Upon the occurrence of a change of control of the Company, all of Mr. Myers’ outstanding stock options will, to the extent unvested, vest in full and be immediately exercisable, and shall remain exercisable for the shorter of two years or their expiration according to their terms.

     Cathy L. Wood, Executive Vice President, Chief Financial Officer and Corporate Secretary.

     The Company and Ms. Wood have entered into an Employment Agreement, effective November 1, 2001, pursuant to which Ms. Wood is to serve as the Company’s Executive Vice President, Chief Financial Officer and Corporate Secretary. This agreement has been amended by an Amendment No. 1, dated October 4, 2002, an Amendment No. 2, dated January 30, 2003, and an Amendment No. 3, dated January 20, 2004. As amended, the agreement provides for a term ending December 31, 2005, an annual base salary of $400,000 and an annual incentive bonus in an amount equal to 1.5% of the Company’s EBITDA, calculated and paid quarterly. Ms. Wood is entitled to a $150,000 bonus if the Company’s revenues for the fiscal year ended December 31, 2004 exceed $100 million. Ms. Wood also receives an annual stock option grant for the purchase of 100,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. These options vest and become exercisable in 16 quarterly installments. Ms. Wood and her dependents are entitled to reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and long-term care and disability insurance coverage. Ms. Wood may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Ms. Wood has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

     The Company may terminate the agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Ms Wood may resign at any time on 30 days’ prior notice. If Ms Wood is terminated without “Cause,” or if she resigns for “Good Reason” (as defined in the agreement), she will receive her base salary, and health and welfare benefits, for the shorter of twelve months or until the expiration of the term of the agreement, and she will receive the pro rata portion of any incentive bonus which has been earned through the date of her termination. If Ms. Wood is terminated without “Cause” or resigns for “Good Reason” within twelve months following a change of control of the Company, Ms. Wood will receive (i) a lump sum payment equal to her annual base salary for the shorter of the remainder of the term of the agreement or twelve months, and (ii) health and welfare benefits for the shorter of the remainder of the term of the agreement, the date which is 18 months from the date of the change of control, or the date which is 12 months from the date of termination. Upon the occurrence of a change of control, Ms. Wood will be entitled to a lump sum payment in an amount equal to her annual base salary, and all of her outstanding stock options will, to the extent unvested, vest in full and be immediately exercisable.

     Bennett C. Beaudry, President and Chief Operating Officer.

     The Company and Mr. Beaudry have entered into an Employment Agreement, effective June 1, 2002, pursuant to which Mr. Beaudry is to serve as the Company’s President and Chief Operating Officer. This agreement has been amended by an Amendment No. 1, dated January 30, 2003, and an Amendment No. 2, dated January 20, 2004. As amended, the agreement provides for a term ending December 31, 2006, an annual base salary of $300,000 for 2004, $330,000 for 2005 and $360,000 for 2006, and an annual incentive bonus in an amount equal to 1.5% of the Company’s EBITDA, calculated and paid quarterly. Mr. Beaudry is entitled to a $150,000 bonus if the Company’s revenues for the fiscal year ended December 31, 2004 exceed $100 million. Mr. Beaudry also receives an annual stock option grant for the purchase of 100,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant. These options vest and become exercisable in 16 quarterly installments. Mr. Beaudry and his dependents are entitled to reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and long term care and disability insurance coverage, and Mr. Beaudry receives a housing allowance of $1,850 per month. Mr. Beaudry may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Mr. Beaudry has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

     The Company may terminate the agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Mr. Beaudry may resign at any time on 30 days’ prior notice. If Mr. Beaudry is terminated without “Cause,” or if he resigns for “Good Reason” (as defined in the agreement), he will receive his base salary, and health and welfare benefits, for the shorter of twelve months or until the expiration of the term of the agreement, and he will receive the pro rata portion of any incentive bonus which has been earned through the date of his termination. If Mr. Beaudry is terminated without “Cause” or resigns for “Good Reason” within twelve months following a change of control of the Company, Mr. Beaudry will receive (i) a lump sum payment equal to his annual base salary for the shorter of the remainder of the term of the agreement or twelve months, and (ii) health and welfare benefits for the shorter of the remainder of the term of the agreement, the date which is 18 months from the date of the change of control, or the date which is 12 months from the date of termination. Upon the occurrence of a change of control, Mr. Beaudry will be entitled to a lump sum payment in an amount equal to his annual base salary, and all of his outstanding stock options will, to the extent unvested, vest in full and be immediately exercisable.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment and oversight of the Company’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditors, Ernst & Young LLP (“Ernst & Young”), are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to the independent auditors as well as anyone in the Company, and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the period ending December 31, 2003 with management and Ernst & Young. The Audit Committee has also discussed and reviewed with Ernst & Young the matters required to be discussed by Statements on Auditing Standards No. 61 – “Communications with Audit Committees”, as amended. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by Independence Standard No. 1 – “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board and discussed with Ernst & Young any relationships that may impact their objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence, and has satisfied itself with respect to Ernst & Young’s independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee:	Robert J. Untracht, Chairman
Luther J. Nussbaum
John R. Woodhull

SHAREHOLDER RETURN

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Stock, based on its market price, with the cumulative total return of companies on The Nasdaq Stock Market (U.S. common stocks), and companies with the same Standard Industrial Classification Code (“SIC Code”), assuming reinvestment of dividends, for the period beginning January 29, 1998 through the Company’s fiscal year ended December 31, 2003. The Company’s Common Stock was initially offered to the public on January 29, 1998. On May 30, 2000 the Company’s Common Stock became listed on the Nasdaq Small Cap Market. Effective August 18, 2003 the Company was approved for re-listing on the Nasdaq National Market. This graph assumes that the value of the investment in the Company’s Common Stock and each of the comparison groups was $100 on January 30, 1998.

     SIC code 8742 most closely represents the Company’s current management consulting and performance assurance services. Representative companies in the Company’s peer group include Accenture, BearingPoint, First Consulting Group and Resources Connection.

COMPARE CUMULATIVE TOTAL RETURN
AMONG SM&A,
NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1998
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DECEMBER 31, 2003

	1998	1999	2000	2001	2002	2003
SM&A	100.00	32.24	4.61	13.63	19.42	61.58
SIC CODE INDEX	100.00	109.90	54.09	49.58	31.04	42.41
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.64	92.68

ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

     The Company reviews all related party transactions for potential conflict of interest situations on an ongoing basis. Approval for all such future transactions will be extended to the Company’s Audit Committee.

     The following describes certain transactions that have occurred during the Company’s fiscal year ending December 31, 2003.

     The Nagy Group. On August 31, 2000 the Company entered into a Consulting Services Agreement (the “Agreement”) with The Nagy Group for the provision of services related to assisting the Company in pursuing and evaluating certain restructuring transactions. Albert S. Nagy, a director of the Company during fiscal year 2003 and a director nominee for fiscal year 2004, is the Managing Director of The Nagy Group. The Agreement provided for monthly compensation of $15,000 plus contingent fees based on prescribed milestones. Mr. Nagy also earned and received 180,000 stock options according to the terms of the Agreement. The stock options will expire eighteen (18) months after termination of Mr. Nagy’s services as a consultant under the Agreement. On February 11, 2001 the Agreement was modified to reduce the monthly retainer to $5,000 per month. Mr. Nagy subsequently agreed to further reduce the monthly retainer by $500 in exchange for the Company allowing him to participate in the Company’s group health insurance program. The fees paid to The Nagy Group in 2000 were $30,000. The fees paid to The Nagy Group in 2001 were $186,250, of which $30,000 were attributable to the sale of a subsidiary of the Company. The service fees paid to The Nagy Group attributable to brokering the Company’s excess real estate related to the sale of its discontinued operations in 2003 and 2002 were $0 and $44,300, respectively. The Agreement remains in effect, although no services have been rendered since 2002. The monthly consulting fees and terms are considered by the Company to be competitive with the rates and terms provided by unaffiliated third parties for similar consulting services. Mr. Nagy continues to participate in the Company’s group health insurance program by paying his own premium expense of $570 per month.

     On March 11, 2002 the Company’s subsidiary, Steven Myers & Associates, Inc., entered into a Separate Consulting Services Agreement (the “Separate Agreement”) with The Nagy Group for a twelve-month period beginning March 11, 2002. Mr. Nagy’s services pursuant to this New Agreement were performed primarily at the premises of a client of Steven Myers & Associates, Inc. (the “Company’s subsidiary”). Under the terms of the New Agreement, The Nagy Group was entitled to a consulting fee of 50% of the hourly sell rate while consulting on the assignment. The Company’s subsidiary paid or reimbursed The Nagy Group for expenses reasonably incurred during the term of the Separate Agreement in the performance of his duties. The fees paid to The Nagy Group by the Company’s subsidiary in 2003 and 2002 were $0 and $4,290, respectively. The Separate Agreement terminated on March 11, 2003.

     SummitJets, Inc. In June, 2002, the Company entered into a Right of Offset and Barter Agreement (the “Agreement”) with SummitJets, Inc. (“SummitJets”) an aircraft management and charter service company, which is controlled by Steven S. Myers. The Agreement provided for the offset of then existing accounts receivable and accounts payable balances between the companies. After giving effect to the offset, the Company was owed $114,000, which amount SummitJets agreed to pay in the form of credits to use SummitJets aircraft. The $114,000 owed represented expenses incurred in connection with a location sharing agreement for rent and related utilities. In 2002, SummitJets moved into its own facility and cancelled the location sharing agreement. During the year ended December 31, 2002, total credits used were $49,000. During the twelve months ended December 31, 2003, total credits used were $48,000. In March 2003, SummitJets paid the Company the remaining credits owed of $17,000 and the contract was terminated.

     The Precept Group. During November, 2000, the Company entered into a Human Capital Management Services Agreement with the Precept Group (“Precept”). Wade R. Olson, a director of the Company, is Founder, President and Chief Executive Officer of Precept. Mr. Olson is not standing for re-election to the Board of Directors. Precept provides health and welfare brokerage services, retirement plan consulting and third party administrative services to the Company. Fees paid to Precept in 2001 totaled approximately $120,000. During June, 2002, Precept was engaged to advise the Company on its executive compensation and to perform a human resources assessment. The Company paid the total contract value of $22,000 during the year ended December 31, 2002. During 2003, Precept was engaged to advise the Company on the development of a competency based human resource evaluation system. The Company paid the total contract value of $54,000 during the year ended December 31, 2003. The contract values were determined through a review of prevailing market rates for such services.

     In addition, the Company entered into an Administrative Services Agreement in 2002 with ProView, a subsidiary of the Precept Group. Under this agreement the Company agreed to outsource its employee benefits administration to ProView. The Agreement renews automatically for successive twelve (12) month terms, subject to certain termination provisions. Under this contract, the Company paid $25,000 and $12,000 during the year ended December 31, 2003 and 2002, respectively. The contract values were determined through a review of prevailing market rates for such services.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Such persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2003, all Reporting Persons complied with all applicable filing requirements. On January 2, 2004, the Company granted options to purchase 100,000 shares of the Company’s Common Stock to each of Mr. Beaudry and Ms. Wood. Mr. Beaudry’s grant was documented in two separate agreements representing options to purchase 50,000 shares each. Mr. Beaudry timely filed a Form 4 for one of the options grants, but failed to timely file a Form 4 for the second option grant. Ms. Wood did not timely file a Form 4 with respect to her option grant. Each of Mr. Beaudry and Ms. Wood corrected their respective inadvertent errors by filing a Form 4 on January 23, 2004.

Submission of Shareholder Proposals for the 2005 Proxy Statement

     Shareholders are advised that any shareholder proposals and director nominations intended for consideration at the 2005 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting, must be received by the Company no later than January 20, 2005 and must be in accordance with the requirements of the Company. Shareholders submitting proposals must direct them to the Corporate Secretary of the Company. It is recommended that shareholders utilize certified mail, return-receipt requested, in order to ensure timely delivery, at: Corporate Secretary, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

Cost of Proxy Solicitation

     It is contemplated that the solicitation of proxies in 2004 will be made primarily by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Other Matters

     The Board of Directors knows of no matters to come before the Annual Meeting, other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Cathy L. Wood

Cathy L. Wood
Executive Vice President, Chief Financial Officer and Corporate Secretary

Dated: April 29, 2004

Exhibit A

SM&A
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

JANUARY 27, 2004

Role

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of SM&A (the “Company”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the “Independent Auditor”) and such other duties as directed by the Board. The Committee’s role includes discussing with management the Company’s processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee has sole authority over the appointment and replacement of the Independent Auditor and is directly responsible for compensation, and oversight of the Independent Auditor.

Membership

The membership of the Committee shall consist of at least three directors. Each member shall meet the experience requirements of the listing standards of the relevant public stock market and applicable laws and regulations. Each member will be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member’s independence. Committee members will not serve simultaneously on the audit committees of more than two other public companies. The Board shall appoint the chairperson.

Operations

The Committee shall meet at least once each quarter. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof, (b) any provision of the of the Company, or (c) the laws of the state of California.

Communications/Reporting

The Independent Auditor shall report directly to the Committee. The Committee is expected to maintain free and open communication with the Independent Auditor and the Company’s management. This communication will include periodic separate executive sessions with each of these parties.

Education

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter. The Committee will review and reassess the adequacy of this Charter annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices and recommend any proposed changes to the Board.

The Committee relies on the expertise and knowledge of management and the Independent Auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The Independent Auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

AUDIT COMMITTEE RESPONSIBILITIES CALENDAR

WHEN PERFORMED
Audit Committee Meetings
As
RESPONSIBILITY		Winter	Spring	Summer	Fall	Needed
1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.					X

2.	The Committee will have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee will have the authority, as it deems necessary or appropriate, to retain independent legal, accounting or other advisors.					X

3.	The Committee will meet quarterly or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.					X

4.	The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), management and the Independent Auditor	X	X	X	X	X

5.	Provide an open avenue of communication between the Independent Auditor, management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.					X

6.	Review and update the Audit Committee Charter and Responsibilities Calendar annually.				X

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the Independent Auditor.			X

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.					X

9.	Appoint and replace the Independent Auditor and approve the terms on which the Independent Auditor is engaged.	X

10.	Provide oversight of the Independent Auditor and resolve any disagreements between management and the Independent Auditor about financial reporting.	X	X	X	X	X

WHEN PERFORMED
Audit Committee Meetings
As
RESPONSIBILITY		Winter	Spring	Summer	Fall	Needed
11.	Establish and oversee a policy designating permissible services that the Independent Auditor may perform for the Company and providing for pre-approval of those services by the Committee, subject to the de minimis exceptions permitted under applicable rules.	X	X	X	X	X

12.	Confirm annually the independence of the Independent Auditor and quarterly review the firm’s non-audit services and related fees.			X

13.	Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has financial sophistication.				X

14.	Review the independence of each Committee member based on NASDAQ and SEC rules.				X

15.	Inquire of management and the Independent Auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.					X

16.	Review with the Independent Auditor and management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.	X				X

17.	Consider and review with management and the Independent Auditor:

	a. The Company’s annual assessment of the effectiveness of its internal controls and the Independent Auditor’s attestation and report about the Company’s assessment.[1]			X

	b. The adequacy of the Company’s internal controls including computerized information system controls and security.			X

	c. Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s responses thereto.	X				X

18.	Review with management any significant changes to GAAP policies or standards.	X	X	X	X	X

19.	Review with management and the Independent Auditor at the completion of the annual audit:

	a. The Company’s annual financial statements and related footnotes.	X				X

	b. The Independent Auditor’s audit of the financial statements and its report thereon.	X				X

	c. Any significant changes required in the Independent Auditor’s audit plan.	X				X

	d. Any serious difficulties or disputes with management encountered during the course of the audit.	X				X

WHEN PERFORMED
Audit Committee Meetings
As
RESPONSIBILITY		Winter	Spring	Summer	Fall	Needed
	e. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.	X				X

20.	Review with management and the Independent Auditor at least annually the Company’s critical accounting policies.			X		X

21.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business.				X

22.	The Chairman of the Committee will participate in a telephonic meeting among management and the Independent Auditor prior to earnings release.	X	X	X	X

23.	Review the periodic reports of the Company with management and the Independent Auditor prior to filing of the reports with the SEC.	X	X	X	X

24.	In connection with each periodic report of the Company, review

a. Management’s disclosure to the Committee and the Independent Auditor under Section 302 of the Sarbanes-Oxley Act.

	b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.	X	X	X	X

25.	Monitor the appropriate standards adopted as a code of conduct for SM&A. Review with management the results of the review of the Company’s monitoring compliance with such standards and its compliance policies.				X	X

26.	Develop and oversee procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters				X	X

27.	Meet with the Independent Auditor in executive session to discuss any matters that the Committee or the Independent Auditor believes should be discussed privately with the Committee.	X	X	X	X

28.	Meet with management in executive sessions to discuss any matters that the Committee or management believes should be discussed privately with the Committee.					X

Exhibit B

SM&A
AMENDED COMPENSATION COMMITTEE CHARTER

APRIL 26, 2004

I.	ORGANIZATION

     The Compensation Committee shall consist of at least two non-employee Board members appointed by the Board. A “non-employee” Board member shall not be eligible to serve on the Compensation Committee unless he or she can establish that he or she:

•	is not a current employee;

•	is not a former employee currently receiving compensation for prior services; and

•	does not receive compensation, directly or indirectly (other than certain de minimis compensation), for services in any capacity other than as a Board member.

II.	STATEMENT OF POLICY

     The Compensation Committee shall provide guidance and periodic monitoring for all corporate compensation, benefit, and employee equity programs. Except as set forth herein, the Compensation Committee’s actions will generally relate to overall considerations, policy, and strategy.

     The Compensation Committee shall have sole and exclusive authority to administer the Amended 1997 Stock Option Plan with respect to the Company’s Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”).

     The Compensation Committee shall have sole and exclusive authority to establish the compensation payable to the Company’s executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, including the adjustment of base salary each year, the implementation and administration of incentive compensation programs for such individuals and the authorization of all awards to such individuals under these incentive programs.

     The Compensation Committee shall approve all perquisites, equity incentive awards, and special cash payments made or paid to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

     The Compensation Committee shall assist the Board in succession planning for executive officers.

     The Compensation Committee shall perform any other responsibilities from time to time assigned by Board resolution.

III.	RESPONSIBILITIES AND PROCESSES

     The Compensation Committee shall meet with the Chief Executive Officer prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year.

     At the end of each fiscal year, the Compensation Committee shall meet to review the performance of Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16 under those programs and award bonuses thereunder. At that time, the Compensation Committee shall also adjust base salary levels for Senior executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, and review the overall performance of the Company’s employee benefit plans.

     The Compensation Committee shall also meet as and when necessary to administer the Amended 1997 Stock Option Plan with respect to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16.

     The Compensation Committee shall convene periodically as necessary to act upon any other matters within its jurisdiction under this charter.

     Minutes shall be kept of each meeting of the Compensation Committee and will be provided to each member of the Board of Directors. Any action of the Compensation Committee, other than equity incentive awards under the Amended 1997 Stock Option Plan to executive officers and employee Board members subject to the short-swing profit restrictions of Section 16, shall be subject to revision, modification or rescission by the Board of Directors.

Exhibit C

SM&A
AMENDED GOVERNANCE & NOMINATING COMMITTEE CHARTER

APRIL 15, 2004

Role

The Governance & Nominating Committee’s (the “Committee”) role is to determine the slate of director nominees for election to SM&A’s (the “Company”) Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review, evaluate and recommend changes to the Company’s corporate governance practices.

Membership

The membership of the Committee consists of at least three independent directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member’s independence. The Board appoints the chairperson.

Operations

The Committee meets at least twice a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of California.

Authority

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities

The principal responsibilities and functions of the Committee are as follows:

          •     Annually evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company shareholders.

          •     Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders.

          •     Before recommending an incumbent, replacement or additional director, review his or her qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

          •     Assist in identifying, interviewing and recruiting candidates for the Board.

          •     Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed.

          •     Regularly review and make recommendations about changes to the charter of the Committee.

          •     Regularly review and make recommendations about changes to the charters of other Board committees after consultation with the respective committee chairs.

In addition, the Chair of the Committee will be responsible for leading the Board’s annual review of the chief executive officer’s performance.

Exhibit D

BUSINESS CONDUCT AND ETHICS CODE

September 1, 2003

1.0	Effective Date

This policy is effective September 1, 2003. This policy supersedes all prior SM&A Business Conduct & Ethics codes. The Audit Committee of the Board of Directors of SM&A (the “Company”) reserves the right to change the Business Conduct & Ethics Code (the “BC&E Code”) at any time.

2.0	Purpose

To provide written standards designed to promote (a) Honest and ethical conduct, including the ethical handling of conflicts of interest; (b) Full, fair, accurate, timely and understandable disclosure in documents that the Company submits to the Securities and Exchange Commission and in other public communications; (c) Compliance with applicable governmental laws, rules and regulations; (d) Prompt internal reporting of violations of the BC&E Code to an appropriate person or persons identified in this BC&E Code; and (e) Accountability for adherence to the BC&E Code.

3.0	Policy

We believe in the free enterprise system. We shall consistently treat our customers, employees, shareholders, suppliers and the community with honesty, dignity, fairness and respect. We will conduct our business with the highest ethical standards.

3.1.	Reporting of Risks

The Company is committed to providing quality services that meet or exceed the expectations of our customers. Deficiencies that put the financial security of the Company at risk or, more importantly, threaten the physical well being of any person, should be reported immediately to management.

3.2.	Promoting Health and Safety

The health and safety of the Company’s employees is of utmost importance. Our work processes and policies are designed to minimize risk. We all must routinely review and improve workplace conditions to ensure a safe and healthful workplace and report unsafe working conditions to supervisors and management.

3.3.	Equal Opportunity and Diversity

We value and respect the diversity of our employees, officers, directors, suppliers, customers and communities. The Company is committed to providing equal opportunity in all of our employment and purchasing practices. Only in valuing diversity and committing to equal opportunity practices will we be able to fully utilize the human and business resources available to us in our pursuit of customer satisfaction. At the same time, we believe that by valuing diversity we enable all to fully realize their potential.

We are committed to providing a workplace that is free of harassment or any other behavior that diminishes a person’s integrity and self esteem. Harassment, in any form or degree, will not be tolerated.

3.4.	Protecting the Environment

We respect the needs and concerns of the communities in which we live and work. This is exemplified in the Company’s long tradition of caring about the quality of the environment. Our services reflect this concern and our belief that what is good for the environment is good for the Company. Sound waste management and source reduction practices, recycling and energy conservation are legal, ethical, and business requirements.

3.5.	Protecting Employee Privacy

The Company is committed to providing privacy protection of employee data maintained by the Company. Employee data will be used for the sole purpose of supporting company operations and providing employee benefits. The Company will comply with all local data protection regulations.

The Company has put safeguards in place to ensure that personal data is protected from unauthorized access and disclosure, including limiting access to such data only to those employees with a legitimate business purpose. All employees are responsible for ensuring compliance with this employee privacy policy.

3.6.	Protecting the Company’s Information

Protecting information about the Company’s services, activities, performance or plans is critical to the Company’s competitive position and reputation. Good judgment is needed to determine what information can or cannot be disclosed to others. Should there be any question as to whether certain information is confidential, employees should consult their supervisor. To limit the potential for important information being used improperly, employees should use “need to know” guidelines even with other employees of the Company.

The use of confidential Company information for the personal gain of an employee, officer, director or anyone else is contrary to the Company’s policies and, in many cases unlawful. Confidential information includes all nonpublic information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

Buying or selling of the Company’s stock on the basis of material nonpublic information is also prohibited. It is unlawful to communicate this information to other persons who may trade in our stock. Material information is defined, as anything a prudent investor should know before investing in a company. This type of information includes, but is not limited to, financial results, new contracts and acquisition plans that have not already been disclosed to the public.

3.7.	Avoiding Conflicts of Interest

The best interests of the Company are expected to be foremost in the minds of our employees, officers and directors as they perform their duties. When we become employees of the Company, and receive pay and benefits, we make this commitment.

It is wrong to seek any other economic gain by virtue of being an employee, officer or director of the Company. Giving or receiving anything of enough value to influence sound business judgment is prohibited. This also applies to family, friends and business associates. In addition, discussions of future employment with government officials with whom the Company seeks to do business must be approved in advance.

The Company trusts its employees, officers and directors with information about Company activities and with Company funds and property. Use of any of these in a way that conflicts with Company interests is strictly prohibited. Situations or arrangements that may conflict with Company interests must be approved in advance by the employee’s respective business group Vice President.

We must also take care that our actions cannot be perceived as serving other interests. While mutually beneficial relationships with customers and suppliers are encouraged, we should avoid situations that offer the potential for problems. Examples include having a significant stake in, or serving as a director of, a firm that sells to or purchases from the Company. Employees should also not work for a customer or a supplier. All these examples apply to involvement with our competitors as well.

3.8.	Proper Use of Company Funds

Employees are personally accountable for any form of Company funds such as credit cards, cash and checks. Those who authorize the use of funds must ensure that the Company has received proper value in return. The Company may be obligated to notify appropriate civil authorities should funds be used for any improper or illegal purpose and will take appropriate disciplinary action in any event.

3.9.	Proper Use of Company Information and Company Property

The Company trusts its employees with information about Company activities and with Company property. Use of these in a way that conflict with Company interests, or in any manner that may reasonably be considered offensive or disruptive to another employee, is strictly prohibited.

3.10.	Appropriate Use of E-Mail, Internet and Other Computing Resources

Electronic commerce, electronic mail, and other Internet-related systems are intended to be used for Company business. Additionally, all information on Company computer systems, including electronic mail, is the property of the Company. Therefore, to ensure that computing resources are used in accordance with expectations, management may inspect and disclose the contents of electronic messages if such inspection and disclosure is made for legitimate business purposes or as necessary to protect the rights and property of the Company.

The Company is careful to ensure that all employees, customers, suppliers, and the public in general, are treated with dignity and respect. Use of computing resources to offend or harass others is prohibited. Employees, who use the Internet to access sites that contain offensive materials related to sex, race, or other protected categories, or who otherwise violate these prohibitions, will be subject to discharge.

3.11.	Integrity of Recordkeeping/Accounting

The Company documents a wide range of its activities. The integrity of these records is relied upon to make important business decisions and take actions. Therefore, it is essential that all records are accurate and complete. This responsibility prohibits false or misleading entries regarding both the amount and purpose of transactions. Some examples include vouchers, bills, financial data, expense reports and performance records.

Employees, officers, and directors should report any concerns regarding questionable accounting or auditing matters to the Audit Committee by anonymously e-mailing directly the chair or other member of our Audit Committee. Their email addresses are provided below for your convenience.

Robert Untracht, Audit Committee Chair rjuny@aol.com

Luther Nussbaum, Audit Committee Member lnussbaum@fcg.com

John Woodhull, Audit Committee Member jrwoodhull@aol.com

3.12.	Political/Governmental and Non-Governmental Contributions

Within the U.S., no contribution of funds or services are to be made to, or on behalf of, any political organization or candidate by the Company or any of our subsidiary companies without advance approval of the Board of Directors. Within the U.S., offering anything of value, directly or indirectly, to government officials in connection with their government duties is prohibited and includes gifts or other things of value offered to their family members. Throughout the world, direct or indirect contributions to any government officials (including their representatives or family members) that are intended to gain preferential treatment for our company are always prohibited.

The Company recognizes that in some countries outside the U.S. it is legal and customary for companies to make certain contributions to political parties and government officials. Nevertheless, no such contributions or payments can be made by the Company or its subsidiaries, employees, officers, directors or agents with the intent to obtain or retain business.

3.13.	Rule of Law

Any employee, officer or director involved in court or other similar proceedings arising out of his or her employment with, or service to, the Company shall abide by the rules of that forum, cooperate with the orders of that forum, and not in any way commit perjury or obstruction of justice.

3.14.	Defense Security

Some of our employees have security clearances. Strict care must be taken to comply with the laws on the protection and disclosure of classified information relating to such businesses. All visits to certain hostile countries, or meetings with their officials anywhere, must be formally reported to the Company’s facility security manager.

3.15.	Antitrust

Planning or acting together with any competitor to fix prices or to agree about the nature, extent or means of competition in any market is against company policy and in violation of antitrust laws. Antitrust laws may also in some circumstances prohibit agreements to boycott, to allocate products, territories, or markets, and to limit the production or sale of products. Using illegal or unethical means to obtain competitive information or gain a competitive advantage over a competitor is prohibited.

3.16.	International Business

There are several laws that restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a foreign government (e.g., boycott-related requests or U.S. national security concerns). For these reasons, business entry into any new foreign country must be in compliance with these restrictions.

3.17.	Responsibilities

Each employee, officer and director of the Company is expected to carry out his or her work in accordance with the BC&E Code of the Company. Further, all employees are urged to direct any questions or concerns about the Company’s activities or these standards to their supervisors or human resources department without delay. Any employee who suspects that a violation of the BC&E Code has occurred is obligated to report it, and such employees shall be protected from retaliation.

Employees should also be aware that these standards are greater than those that may be required by local law. Adherence to these standards is a condition of employment with the Company. Violations are serious matters and will result in disciplinary action. Managers and supervisors are responsible for distributing copies of the BC&E Code to employees, officer and directors, as well as making them aware of the importance and specific requirements of the policy.

The BC&E Code is not all encompassing, and questions about situations not discussed in the BC&E Code should be addressed to the Human Resources Department, or your supervisor.

Senior Financial Officers

The Company’s principle executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions must engage in honest and ethical conduct, including the ethical handling of apparent conflicts of interest between personal and professional relationships. These officers must avoid conflicts of interest, including disclosure to the Audit Committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

The Company requires full, fair, accurate, timely, and understandable disclosure in reports, documents and any other public communications made by the Company. In addition, all employees of the Company must maintain compliance with applicable governmental laws, rules and regulations. All violations of the BC&E Code by a principle executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions should be reported to the Audit Committee by anonymously e-mailing directly the chair or other member of our Audit Committee or by calling the Business Conduct Line. The Business Conduct Line is a dedicated, toll-free phone line that is available to you 24 hours a day, 7 days a week, 365 days a year. Your call is directed to SM&A’s Audit Committee Chairman. Your phone call to the Business Conduct Line may also be made anonymously.

E-mail Addresses:
Robert Untracht, Audit Committee Chair rjuny@aol.com

Luther Nussbaum, Audit Committee Member lnussbaum@fcg.com

John Woodhull, Audit Committee Member jrwoodhull@aol.com

Business Conduct Line:
(888) 762-9467 extension 401

ADHERENCE TO THESE STANDARDS IS A CONDITION OF EMPLOYMENT WITH THE
COMPANY. VIOLATIONS ARE SERIOUS MATTERS AND WILL RESULT IN
DISCIPLINARY ACTION.

SM&A

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 8, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Steven S. Myers and Cathy L. Wood, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of SM&A held of record by the undersigned as of April 9, 2004, at the Annual Meeting of Shareholders of SM&A to be held at the Sutton Place Hotel, at 4500 MacArthur Boulevard, Newport Beach, California, on Tuesday, June 8, 2004 at 10:00AM local time, and at all adjournments thereof, upon the following matters, which are described in SM&A’s Proxy Statement for the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE (i) “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (ii) “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN DECREASING THE DISCOUNT PERCENTAGE TO FIVE PERCENT, AND (iii) “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2004.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED (i) “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, (ii) “FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED & RESTATED EMPLOYEE STOCK PURCHASE PLAN DECREASING THE DISCOUNT PERCENTAGE TO FIVE PERCENT, (iii) “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR ENDING DECEMBER 31, 2004.

PLEASE SIGN AND DATE ON REVERSE SIDE

▼ DETACH PROXY CARD HERE ▼

1. ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Director Nominees: William C. Bowes, J. Christopher Lewis, Steven S. Myers, Albert S. Nagy, Luther J. Nussbaum, John P. Stenbit, Robert J. Untracht, John R. Woodhull.
(INSTRUCTIONS: To Withhold Authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

EXCEPTIONS

2.	APPROVAL OF AMENDMENT to the Amended & Restated Employee Stock Purchase Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as the independent auditors of SM&A for the year ending December 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	OTHER BUSINESS. To act upon all other matters that properly come before the meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.

PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Date	, 2004

Signature

Signature

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card ▼
Before Returning it in the Enclosed Envelope